Cerence AI Delivers Strong Q2 FY26 Results with Revenue Above Guidance; Raises and Refines Full-Year Outlook Headlines • Exceeded Q2 expectations with $64.2 million in revenue and $7.2 million in Adjusted EBITDA, both above the high end of guidance; net income within range at $1.7 million; $14.1 million in operating cash flow; and $13.6 million in free cash flow • Continued customer and technology momentum, with Cerence xUI-powered vehicles starting production and expanding adoption across Audio AI and generative AI solutions with global OEMs • Raises midpoints of full-year revenue, Adjusted EBITDA and free cash flow guidance BURLINGTON, Mass., May 7, 2026 – Cerence Inc. (NASDAQ: CRNC) (“Cerence AI”), a global leader pioneering conversational AI-powered user experiences, today reported its second quarter fiscal year 2026 results for the period ended March 31, 2026. “We delivered another strong quarter, exceeding the high end of our revenue and adjusted EBITDA guidance while continuing to generate meaningful free cash flow,” said Brian Krzanich, Chief Executive Officer of Cerence AI. “We believe that our results for the quarter reflect disciplined execution across the business and underscore the strength of our position as a trusted AI partner to the world’s leading automakers. As the industry accelerates its adoption of advanced AI in the vehicle, customers are increasingly turning to Cerence AI for solutions that combine reliability, flexibility, and deep automotive expertise. This is driving growing momentum for Cerence's leading technology, including the first Cerence xUI-powered cars now entering production, as well as broader adoption across our portfolio." Krzanich continued, “At the same time, we are making progress in bringing our technology into select adjacent markets where our domain expertise and edge-based approach are well suited, while actively protecting and managing our intellectual property as part of our long-term strategy. We believe we have a durable growth profile over time, supported by disciplined execution, strong cash generation, and a continued focus on profitable growth. Based on our strong performance and improved visibility, we are raising the midpoints of our full-year revenue, adjusted EBITDA, and free cash flow guidance.” Results Summary (1) (in millions, except per share data) Cerence AI's second quarter results reflect stable core performance and continued improvement in revenue mix. Growth in recurring Connected Services and steady Variable License revenue helped offset quarter-to-quarter variability in fixed license timing, which the Company believes underscores the durability and resilience of its business model. Revenue and adjusted EBITDA exceeded expectations, and the Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

cerence ai

Press Release

company generated strong free cash flow, demonstrating disciplined execution and improved cash conversion.

	Three Months Ended March 31,		Six Months Ended March 31,	
	2026	2025	2026	2025
GAAP revenue (2)	$ 64.2	$ 78.0	$ 179.3	$ 128.9
GAAP gross margin	73.7 %	77.1 %	81.8 %	72.3 %
GAAP total operating expenses (3)	$ 49.7	$ 42.8	$ 119.8	$ 92.8
Non-GAAP total operating expenses (3)	$ 43.3	$ 34.1	$ 100.5	$ 68.2
GAAP net income (loss)	$ 1.7	$ 21.7	$ (3.6)	$ (2.6)
Adjusted EBITDA	$ 7.2	$ 29.5	$ 51.9	$ 30.8
GAAP net cash provided by operating activities	$ 14.1	$ 15.5	$ 52.0	$ 24.7
Free cash flow	$ 13.6	$ 13.1	$ 49.3	$ 21.0
GAAP net income (loss) per share - diluted	$ 0.04	$ 0.46	$ (0.08)	$ (0.06)

(1) Please refer to the "Discussion of Non-GAAP Financial Measures" and "Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures" included elsewhere in this release for more information regarding our use of non-GAAP financial measures.
(2) Q1FY26 revenue included $49.5 million of IP license revenue related to our previously disclosed agreement with Samsung. Q2FY26 and Q2FY25 revenue included $5.8 million and $21.5 million of revenue from fixed license contracts, respectively.
(3) Q1FY26 GAAP and Non-GAAP operating expenses included $20.8 million of expenses related to our previously disclosed agreement with Samsung.

Cerence Key Performance Indicators

To help investors gain further insight into Cerence's business and its performance, management provides a set of key performance indicators (KPIs). The Company believes that KPIs for the quarter continued to reflect the strength and durability of Cerence AI's business model. The Company maintained penetration across global auto production, with year-over-year growth in connected cars shipped and adjusted total billings, driven by increased adoption of connected solutions and disciplined pricing.

Key Performance Indicator[1]	Q2FY26
Percent of worldwide auto production with Cerence Technology (trailing twelve months ("TTM"))	50%
Change in number of Cerence connected cars shipped (TTM over prior year TTM)[2]	12%
Change in Adjusted Total Billings (TTM over prior year TTM)[3]	7%

(1) Please refer to the "Key Performance Indicators" section included elsewhere in this release for more information regarding the definitions and our use of key performance indicators.
(2) Based on IHS Markit data, global auto production increased 2% TTM over prior year TTM.

Contact Information

Cerence Media Relations | press@cerence.com
Cerence Investor Relations | cerence@pondel.com

(3) Adjusted Total Billings excludes professional services and fixed license contracts and is adjusted for fixed license consumption. Change in Adjusted Total Billings is calculated TTM over prior year TTM. Third Quarter and Full Year Fiscal 2026 Outlook For the fiscal quarter ending June 30, 2026: • Revenue is expected to be in the range of $68 million to $72 million, including approximately $10 million of fixed license revenue contracts currently expected to be signed during the quarter. • Gross margins are projected between 75% and 76%. • GAAP profitability is projected to be between a net loss of $1 million to net income of $3 million. • GAAP EPS (diluted) between $(0.02) and $0.07. • Adjusted EBITDA is expected to be in the range of $8 million to $12 million. The adjusted EBITDA guidance excludes amortization of acquired intangible assets, stock-based compensation, restructuring and other costs. For the full fiscal year ending September 30, 2026: • Revenue is expected to be in the range of $305 million to $320 million (raising the midpoint to $312.5 million and narrowing the range). • Gross Margin is expected to be in the range of 79% to 80% (reaffirmed). • Net (loss) income is projected to be in the range of $(3) million to $7 million (range narrowed with midpoint maintained). • GAAP EPS (diluted) to $(0.07) and $0.15 (range narrowed with midpoint maintained). • Adjusted EBITDA is expected to be in the range of $60 million to $70 million (raising the midpoint by 8% and narrowing the range). • Net cash provided by operating activities is projected to be in the range of $72 million to $78 million (raised). • Free cash flow is expected to be in the range of $66 million to $76 million (raised). Cerence Conference Call and Webcast The Company will host a live conference call and webcast with slides to discuss its results today at 4:30pm Eastern Time / 1:30pm Pacific Time. Interested investors and analysts are invited to dial into the conference call by registering here. Webcast access also will be available on the Investor section of the Company’s website at investors.cerence.com. A replay of the webcast can be accessed by visiting the Company’s website 90 minutes following the conference call at investors.cerence.com. Forward Looking Statements Statements in this press release, as well as oral statements made by Cerence management from time to time, regarding: Cerence’s future performance, results and financial condition; expected growth, profitability and cash flow; outlook and momentum; Cerence's business model; transformation plans and cost efficiency initiatives; strategy; opportunities; business, industry and market trends; plans and expectations regarding fixed license contracts and the impact on financial results; revenue visibility; backlog; revenue timing and mix; demand for Cerence products; innovation and new product offerings, including AI technology and Cerence xUI; expected benefits of technology partnerships; IP licensing, enforcement, and protection efforts; and management’s future expectations, anticipations, intentions, estimates, assumptions, beliefs, goals, objectives, targets, plans, outlook or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “goal,” “objective,” “anticipates,” “projects,” Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

“forecasts,” “expects,” “intends,” “continues,” “will,” “may,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions as of the date of this press release, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; volatility in the political, legal and regulatory environment in which we operate, including trade, tariffs and other policies implemented by the United States, actions taken by other countries in response or other changes in law and regulation applicable to us; the ongoing conflicts in Ukraine and the Middle East; risks of international operations, including in China; automotive production curtailment or delays; changes in customer forecasts and the timing and receipt of royalty reports; our inability to control and successfully manage our expenses and cash position; our inability to deliver improved financial results from process optimization efforts and cost reduction actions; pricing pressures from our customers; the impact on our business of the transition to a lower level of fixed license contracts, including the failure to achieve such a transition; our failure to win, renew or implement service contracts; the cancellation or postponement of existing contracts; the loss of business from any of our largest customers; effects of customer defaults; a decrease in the level of professional services projects; fluctuations in our financial and operating results, including as a result of licensing transactions and litigation settlements or judgments; our inability to successfully introduce and drive customer adoption of new products, applications and services; our strategies to increase cloud offerings and deploy generative AI and large language models (LLMs) and shift to more recurring revenue streams; the inability to expand into adjacent or non-auto markets; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents and compliance with global privacy and data security requirements; failure to protect our intellectual property; adverse developments related to our intellectual property enforcement litigation, the outcome of such litigation, or remedies that could be awarded in connection with such litigation; risks and challenges posed by the development and use of artificial intelligence; the evolving regulatory landscape governing artificial intelligence; defects or interruptions in service with respect to our products; supply chain interruptions; fluctuating currency rates and interest rates; inflation; financial and credit market volatility; restrictions on our current and future operations under the terms of our debt; the use of cash to service or repay our debt; and our inability to generate sufficient cash from our operations; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward- looking statements as a result of developments occurring after the date of this document. Discussion of Non-GAAP Financial Measures We believe that providing the non-GAAP information, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and six months ended March 31, 2026 and 2025, our management has either included or excluded the following items in general categories, each of which is described below. Adjusted EBITDA. Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net and impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs. Restructuring and other costs, net. Restructuring and other costs, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, consulting costs relating to our transformation initiatives, and costs for consolidating duplicate facilities. Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets. Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods. Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

Other expenses. We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net (gains) losses from extinguishment of debt, net (gains) losses from foreign currency translation, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions. Non-GAAP total operating expenses. Non-GAAP total operating expenses reflect GAAP operating expenses excluding stock-based compensation, intangible asset amortization, and restructuring and other costs. Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs. Key Performance Indicators We believe that providing key performance indicators (“KPIs”) allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended March 31, 2026, our management has reviewed the following KPIs, each of which is described below: • Percent of worldwide auto production with Cerence Technology (TTM): The number of Cerence enabled cars shipped on a TTM basis as compared to IHS Markit car production data. • Change in number of Cerence connected cars shipped: The year-over-year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis. • Change in Adjusted total billings YoY (TTM): The year over year change in total billings excluding Professional Services and fixed license billings and adjusted for fixed license consumption. Amounts calculated on a TTM over prior year TTM basis. ____________ See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures. To learn more about Cerence AI, visit www.cerence.ai, and follow the company on LinkedIn. About Cerence Inc. Cerence Inc. (NASDAQ: CRNC) is a global industry leader in creating intuitive, seamless, AI-powered experiences across automotive and transportation. Leveraging decades of innovation and expertise in voice, generative AI, and large language models, Cerence powers integrated experiences that create safer, more connected, and more enjoyable journeys for drivers and passengers alike. With more than 525 million cars shipped with Cerence technology, the company partners with leading automakers, transportation OEMs, and technology companies to advance the next generation of user experiences. Cerence is headquartered in Burlington, Massachusetts, with operations globally and a worldwide team dedicated to pushing the boundaries of AI innovation. For more information, visit www.cerence.ai. Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

CERENCE INC. Condensed Consolidated Statements of Operations (in thousands, except per share data) (unaudited) Three Months Ended March 31, Six Months Ended March 31, 2026 2025 2026 2025 Revenues: License $ 37,577 $ 51,460 $ 125,335 $ 74,185 Connected services 15,310 12,648 29,843 26,355 Professional services 11,305 13,902 24,091 28,366 Total revenues 64,192 78,010 179,269 128,906 Cost of revenues: License 1,606 2,432 2,929 4,214 Connected services 5,043 4,979 9,954 11,290 Professional services 10,247 10,418 19,739 20,149 Total cost of revenues 16,896 17,829 32,622 35,653 Gross profit 47,296 60,181 146,647 93,253 Operating expenses: Research and development 30,298 23,332 54,999 44,201 Sales and marketing 6,519 4,930 12,076 9,696 General and administrative 12,796 11,199 44,783 23,953 Amortization of intangible assets — 536 — 1,090 Restructuring and other costs, net 127 2,832 7,921 13,894 Total operating expenses 49,740 42,829 119,779 92,834 (Loss) income from operations (2,444) 17,352 26,868 419 Interest income 655 918 1,520 2,355 Interest expense (1,477) (2,716) (3,142) (6,109) Other income, net 288 499 1,837 771 (Loss) income before income taxes (2,978) 16,053 27,083 (2,564) (Benefit from) provision for income taxes (4,651) (5,603) 30,649 68 Net income (loss) $ 1,673 $ 21,656 $ (3,566) $ (2,632) Net income (loss) per share: Basic $ 0.04 $ 0.50 $ (0.08) $ (0.06) Diluted $ 0.04 $ 0.46 $ (0.08) $ (0.06) Weighted-average common shares outstanding: Basic 45,095 43,223 45,023 43,059 Diluted 46,899 51,530 45,023 43,059 Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

CERENCE INC. Condensed Consolidated Balance Sheets (in thousands, except per share amounts) March 31, September 30, 2026 2025 (Unaudited) ASSETS Current assets: Cash and cash equivalents $ 108,260 $ 84,017 Marketable securities — 3,433 Accounts receivable, net of allowances of $58 and $68 63,606 58,937 Deferred costs 4,482 4,481 Prepaid expenses and other current assets 27,956 39,889 Total current assets 204,304 190,757 Property and equipment, net 33,982 35,761 Deferred costs 13,606 15,501 Operating lease right of use assets 13,876 16,762 Goodwill 296,864 299,003 Deferred tax assets 37,238 54,207 Other assets 17,081 18,600 Total assets $ 616,951 $ 630,591 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable $ 7,519 $ 901 Deferred revenue 57,223 51,865 Short-term operating lease liabilities 4,104 4,344 Accrued expenses and other current liabilities 38,480 44,080 Total current liabilities 107,326 101,190 Long-term debt 172,686 199,693 Deferred revenue, net of current portion 141,335 140,021 Long-term operating lease liabilities 10,731 13,083 Other liabilities 26,328 25,928 Total liabilities 458,406 479,915 Stockholders' Equity: Common stock, $0.01 par value, 560,000 shares authorized; 45,170 and 43,374 shares issued and outstanding, respectively 451 434 Accumulated other comprehensive loss (26,641) (25,469) Additional paid-in capital 1,128,755 1,116,165 Accumulated deficit (944,020) (940,454) Total stockholders' equity 158,545 150,676 Total liabilities and stockholders' equity $ 616,951 $ 630,591 Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

CERENCE INC. Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Six Months Ended March 31, 2026 2025 Cash flows from operating activities: Net loss $ (3,566) $ (2,632) Adjustments to reconcile net loss to net cash provided by operations: Depreciation and amortization 4,975 5,793 Provision for credit loss reserve (10) 208 Stock-based compensation 12,100 13,702 Non-cash interest expense 1,644 3,348 Gain on debt extinguishment (1,051) (327) Deferred tax provision (benefit) 17,160 (4,271) Unrealized foreign currency transaction losses 302 345 Other, net 598 (33) Changes in operating assets and liabilities: Accounts receivable (9,149) (8,029) Prepaid expenses and other assets 16,887 25,250 Deferred costs 1,544 2,041 Accounts payable 6,489 2,492 Accrued expenses and other liabilities (5,456) (23,532) Deferred revenue 9,534 10,365 Net cash provided by operating activities 52,001 24,720 Cash flows from investing activities: Capital expenditures (2,731) (3,703) Sale and maturities of marketable securities 3,425 3,493 Other investing activities (816) (716) Net cash used in investing activities (122) (926) Cash flows from financing activities: Principal payments of long-term debt (27,600) — Principal payments of short-term debt — (26,964) Common stock repurchases for tax withholdings for net settlement of equity (7,554) (2,171) Principal payment of lease liabilities arising from a finance lease (12) (229) Proceeds from the issuance of common stock 8,061 2,175 Net cash used in financing activities (27,105) (27,189) Effects of exchange rate changes on cash and cash equivalents (531) (722) Net change in cash and cash equivalents 24,243 (4,117) Cash and cash equivalents at beginning of period 84,017 121,485 Cash and cash equivalents at end of period 108,260 117,368 Supplemental disclosure of cash flow information: Cash paid for income taxes $ 9,333 $ 3,105 Cash paid for interest $ 1,575 $ 3,077 Supplemental cash flow disclosures from non-cash investing activities: Fixed asset additions included in accounts payable and other current liabilities $ 78 $ — Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

CERENCE INC. Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (unaudited - in thousands) Three Months Ended March 31, Six Months Ended March 31, 2026 2025 2026 2025 GAAP revenue $ 64,192 $ 78,010 $ 179,269 $ 128,906 GAAP gross profit $ 47,296 $ 60,181 $ 146,647 $ 93,253 GAAP gross margin 73.7% 77.1% 81.8% 72.3% GAAP total operating expenses $ 49,740 $ 42,829 $ 119,779 $ 92,834 Stock-based compensation* 6,329 5,374 11,318 9,692 Amortization of intangible assets — 536 — 1,090 Restructuring and other costs, net* 127 2,832 7,921 13,894 Non-GAAP total operating expenses $ 43,284 $ 34,087 $ 100,540 $ 68,158 GAAP net income (loss) $ 1,673 $ 21,656 $ (3,566) $ (2,632) Stock-based compensation* 6,754 5,931 12,100 10,739 Amortization of intangible assets — 536 — 1,090 Restructuring and other costs, net* 127 2,832 7,921 13,894 Depreciation 2,791 2,812 4,975 4,703 Total other expense (income), net 534 1,299 (215) 2,983 (Benefit from) provision for income taxes (4,651) (5,603) 30,649 68 Adjusted EBITDA $ 7,228 $ 29,463 $ 51,864 $ 30,845 GAAP net cash provided by operating activities $ 14,107 $ 15,466 $ 52,001 $ 24,720 Capital expenditures (482) (2,343) (2,731) (3,703) Free cash flow $ 13,625 $ 13,123 $ 49,270 $ 21,017 *-$3.0 million in stock-based compensation is included in Restructuring and other costs, net for the six months ended March 31, 2025. Free cash flow is net cash provided by operating activities determined in accordance with GAAP less capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures. Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com

CERENCE INC. Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.) (unaudited - in thousands, except per share data) Q3 2026 FY2026 Low High Low High GAAP revenue $ 68,000 $ 72,000 $ 305,000 $ 320,000 GAAP gross profit $ 50,772 $ 54,855 $ 240,949 $ 256,205 GAAP gross margin 75% 76% 79% 80% GAAP total operating expenses $ 53,356 $ 53,356 $ 223,805 $ 230,060 Stock-based compensation 6,921 6,921 21,624 22,624 Restructuring and other costs, net — — 7,921 7,921 Non-GAAP total operating expenses $ 46,435 $ 46,435 $ 194,260 $ 199,515 GAAP net (loss) income $ (767) $ 3,233 $ (3,000) $ 7,000 Stock-based compensation 7,625 7,625 23,812 24,812 Restructuring and other costs, net — — 7,921 7,921 Depreciation 2,959 2,959 11,122 11,122 Total other expense (income), net 713 713 1,145 (855) (Benefit from) provision for income taxes (2,530) (2,530) 19,000 20,000 Adjusted EBITDA $ 8,000 $ 12,000 $ 60,000 $ 70,000 GAAP net (loss) income per share: Basic $ (0.02) $ 0.07 $ (0.07) $ 0.16 Diluted $ (0.02) $ 0.07 $ (0.07) $ 0.15 Weighted-average common shares outstanding: Basic 45,184 45,184 45,125 45,125 Diluted 45,184 47,050 45,125 47,595 GAAP net cash provided by operating activities $ 71,500 $ 77,500 Capital expenditures (5,500) (1,500) Free cash flow $ 66,000 $ 76,000 Cerence Media Relations | press@cerence.com Cerence Investor Relations | cerence@pondel.com